As filed with the Securities and Exchange Commission on May 28, 2002

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TRIQUINT SEMICONDUCTOR, INC.
(Exact name of registrant as specified in its charter)

Delaware	2300 N.E. Brookwood Parkway Hillsboro, Oregon 97124	95-3654013
(State or other jurisdiction of incorporation)	(Address of Principal Executive Offices) (Zip Code)	(I.R.S. Employer Identification No.)

1996 STOCK INCENTIVE PROGRAM

1998 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

STEVEN J. SHARP

Chairman of the Board, President and Chief Executive Officer

TriQuint Semiconductor, Inc.

2300 N.E. Brookwood Parkway

Hillsboro, Oregon 97124

(503) 615-9000

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

ROBERT P. LATTA, ESQ.
KATHERINE STEPHENS, ESQ.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA  94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value, to be issued under the 1996 Stock Incentive Program (1)	6,500,000 shares	$9.755(2)	$63,407,500.00	$5,833.49
Common Stock, $0.001 par value, to be issued under the 1998 Employee Stock Purchase Plan (1)	471,624 shares	$8.29175(3)	$3,910,588.30	$359.77

(1)                                  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 1996 Stock Incentive Program and the 1998 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)           Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on May 22, 2002.

(3)           Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock of $9.755 as reported on the Nasdaq National Market on May 22, 2002.  The exercise price of $8.29175 per share, computed in accordance with Rule 457(h) pursuant to the 1998 Employee Stock Purchase Plan, is 85% of the lesser of the price of a share of Common Stock of the Registrant on the first day of the offering period or the last date of the purchase period.

The contents of the Registrant’s Form S-8 Registration Statements (Registration Statement Nos. 333-31585, 333-74617, 333-81273, 333-39730, 333-61582 and 333–65850) filed with the Commission on July 18, 1997, March 18, 1999, June 22, 1999, June 20, 2000, May 24, 2001 and July 25, 2001, respectively, and the Registrant’s Form S-8 Registration Statements (Registration Statement Nos. 333-66707 and 333-39732) filed with the Commission on November 3, 1998 and June 20, 2000 are incorporated herein by reference.

PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.                    Exhibits

Exhibit Number	Documents
4.1	1996 Stock Incentive Program
4.2*	1998 Employee Stock Purchase Plan
5.1	Opinion of counsel as to legality of securities being registered
23.1	Consent of Counsel (contained in Exhibit 5.1)
23.2	Independent Auditors’ Consent
23.3	Consent of Independent Certified Public Accountants
24.1	Power of Attorney (see page 4)

*                                         Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-8 (No. 333-61582) on May 24, 2001.

Item 9.                    Undertakings

A.            The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the “Securities Act”), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the Articles of Incorporation of the registrant, the Bylaws of the registrant, indemnification agreements entered into between the registrant and its officers and directors or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, TriQuint Semiconductor, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on this 28th day of May 2002.

TRIQUINT SEMICONDUCTOR, INC.

By:	/s/ Steven J. Sharp
Steven J. Sharp
Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven J. Sharp and Raymond A. Link, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven J. Sharp	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 28, 2002
Steven J. Sharp

/s/ Raymond A. Link	Vice President, Finance and Administration, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	May 28, 2002
Raymond A. Link

/s/ Francisco Alvarez	Director	May 28, 2002
Francisco Alvarez

/s/ Paul A. Gary	Director	May 28, 2002
Paul A. Gary

/s/ Charles Scott Gibson	Director	May 28, 2002
Charles Scott Gibson

/s/ Nicolas Kauser	Director	May 28, 2002
Nicolas Kauser

/s/ Steven P. Miller	Director	May 28, 2002
Steven P. Miller

/s/ Walden C. Rhines	Director	May 28, 2002
Walden C. Rhines

/s/ Edward F. Tuck	Director	May 28, 2002
Edward F. Tuck

/s/ Willis C. Young	Director	May 28, 2002
Willis C. Young

TRIQUINT SEMICONDUCTOR, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Documents
4.1	1996 Stock Incentive Program
4.2*	1998 Employee Stock Purchase Plan
5.1	Opinion of counsel as to legality of securities being registered
23.1	Consent of Counsel (contained in Exhibit 5.1)
23.2	Independent Auditors’ Consent
23.3	Consent of Independent Certified Public Accountants
24.1	Power of Attorney (see page 4)

*                                         Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-8 (No. 333-61582) on May 24, 2001.